Exhibit 1.1

VIANT TECHNOLOGY INC.

(a Delaware corporation)

[●] Shares of Class A Common Stock

UNDERWRITING AGREEMENT

Dated: [●], 2021

VIANT TECHNOLOGY INC.

(a Delaware corporation)

[●] Shares of Class A common stock

UNDERWRITING AGREEMENT

[●], 2021

BofA Securities, Inc.

as Representative of the several Underwriters

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Viant Technology Inc., a Delaware corporation (the “Company”), the persons listed in Schedule B hereto (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”), confirm their respective agreements with BofA Securities, Inc. (“BofA”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company and the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional shares of Class A Common Stock. The aforesaid [●] shares of Class A Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [●] shares of Class A Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The shares of Class A Common Stock to be outstanding after giving effect to the sales contemplated hereby and the Reorganization (as defined herein), together with the shares of Class B common stock, par value $0.001 per share, of the Company (the “Class B Common Stock”), are hereinafter referred to as the “Common Stock”).

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company, the Selling Shareholders and the Underwriters agree that up to [●] shares of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by Merrill Lynch, Pierce, Fenner & Smith Incorporated (an affiliate of BofA, hereinafter referred to as “Merrill Lynch”) to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters or Merrill Lynch, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory

Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company solely determined, without any direct or indirect participation by the Underwriters or Merrill Lynch, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by Merrill Lynch. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 11:59 P.M. (New York City time) on the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

In connection with the offering contemplated by this Agreement, the Company will become the sole managing member of Viant Technology LLC, a Delaware limited liability company (“Viant LLC”), and will directly own a [●]% membership interest in Viant LLC, assuming no exercise of the option to purchase Option Securities described in Section 2(b) hereof.

Any reference in this Agreement, to the extent the context requires, to the “Reorganization” shall have the meanings ascribed to the term “Reorganization” in the Prospectus (as defined below). In connection with the offering contemplated by this Agreement and the Reorganization, (a) the Company will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with certain existing holders of membership interests of Viant LLC, (b) the Company will enter into a registration rights agreement with Viant LLC and certain existing holders of membership interests of Viant LLC (the “Registration Rights Agreement”), (c) Viant LLC will have amended and restated its limited liability company agreement to provide for the reclassification of existing units of Viant LLC into non-managing units, add the Company as a member of Viant LLC and designate the Company as the sole managing member of Viant LLC (as so amended and restated, the “Viant LLC Agreement”) and (d) the Company will have amended and restated its certificate of incorporation (as so amended and restated, the “Amended and Restated Charter”).

This Agreement, the Tax Receivable Agreement, the Registration Rights Agreement, the Viant LLC Agreement and the Amended and Restated Charter are collectively referred to herein as the “Transaction Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-252117), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities and filed with the Commission pursuant to Rule 424(b), is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [__:00 P./A.M.], New York City time, on [●], 2021 or such other time as agreed by the Company and BofA.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors in connection with the offer and sale of the Securities undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and Viant LLC. Each of the Company and Viant LLC, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, as supplemented by and when considered together with the General Disclosure Package, and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any Issuer Limited Use Free Writing Prospectus, any Written Testing-the-Waters Communication or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through BofA expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in [the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting–Electronic Offer, Sale and Distribution of Shares”] in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv) Testing-the-Waters Materials. The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications specifically authorized by the Company. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-3 hereto.

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(viii) Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the applicable entity to which they relate and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the applicable entity to which they relate and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except, in the case of unaudited interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(ix) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, Viant LLC and the subsidiaries of the Company or Viant LLC considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, Viant LLC or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, Viant LLC and the subsidiaries of the Company and Viant LLC considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or Viant LLC on any class of their capital stock.

(x) Good Standing of the Company and Viant LLC. Each of the Company and Viant LLC has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware and has corporate or limited liability company power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Transaction Documents; and each of the Company and Viant LLC is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xi) Good Standing of Subsidiaries. Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company and each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of Viant LLC (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the

Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or membership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company or Viant LLC, as applicable, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or membership interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company and Viant LLC are (A) the subsidiaries listed on Exhibit 21 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xii) Capitalization. The authorized, issued and outstanding membership interests of Viant LLC are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Historical Viant Technology LLC” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement and the Reorganization, pursuant to reservations, agreements or employee benefit or equity incentive plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, and the outstanding membership interests of Viant LLC have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders and none of the outstanding membership interests of Viant LLC were issued in violation of the preemptive or other similar rights of any securityholder of the Company or Viant LLC, as applicable.

(xiii) Description of Agreements. Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The Reorganization Transactions conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and Viant LLC. Each of the other Transaction Documents (other than this Agreement and the Amended and Restated Charter) will be duly authorized, executed and delivered in accordance with its terms by each of the parties thereto, and will constitute the valid and legally binding obligations of the Company and Viant LLC, as applicable, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

(xv) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The shares of Class B Common Stock to be issued by the Company pursuant to the Reorganization have been duly authorized and, when issued and delivered as provided in the Reorganization Documents, will be validly issued, fully paid and non-assessable and will conform to the description thereof in each of the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Class B Common Stock is not subject to the preemptive or other similar rights of any securityholder of the Company that have not been validly waived. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. All of the membership interests of Viant LLC outstanding as of the Closing Time have been duly authorized and, after giving effect to the Reorganization, will be validly issued, and to the extent owned by the Company, will be owned free and clear of any liens, encumbrances or claims.

(xvi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company or Viant LLC under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xvii) Absence of Violations, Defaults and Conflicts. Neither the Company, Viant LLC nor any of their respective subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, Viant LLC or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company, Viant LLC or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, Viant LLC or any of their respective subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and Viant LLC with their obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, Viant LLC or any subsidiary pursuant to, the Agreements and Instruments, or violate any or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such conflicts, breaches, defaults or Repayment Events or liens, charges, encumbrances or violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company, Viant LLC or any of their respective subsidiaries. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Viant LLC or any of their respective subsidiaries.

(xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company, Viant LLC or any of their respective subsidiaries exists or, to the knowledge of the Company or Viant LLC, is imminent, and the Company and Viant LLC are not aware of any existing or imminent labor disturbance by the employees of any of their or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xix) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company or Viant LLC, threatened, against or affecting the Company, Viant LLC or any of their respective subsidiaries, which, if determined adversely to the Company and Viant LLC, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company or Viant LLC of their respective obligations thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company, Viant LLC or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xx) Accuracy of Exhibits. There are no contracts or documents which are required under the 1933 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or Viant LLC of their respective obligations under the Transaction Documents, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by the Transaction Documents, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Market, state securities laws or the rules of FINRA or such as which the failure to obtain would not materially hinder or delay the performance of the Transaction Documents and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered.

(xxii) Possession of Licenses and Permits. The Company, Viant LLC and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company, Viant LLC and their respective subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company, Viant LLC nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxiii) Title to Property. The Company, Viant LLC and their respective subsidiaries have good and marketable title to all real property owned by them and good title to, or have valid rights to lease or otherwise use, all other properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and, except in each case as would not reasonably be expected to result in a Material Adverse Effect, (A) all of the leases and subleases of Viant LLC and their subsidiaries, considered as one enterprise, and under which the Company, Viant LLC or any of their subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and (B) neither the Company, Viant LLC nor any such subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, Viant LLC or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, Viant LLC or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv) Possession of Intellectual Property. Except in each case as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Company, Viant LLC and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and (B) neither the Company, Viant LLC nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, Viant LLC or any of their respective subsidiaries therein.

(xxv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company, Viant LLC nor any of their respective subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, Viant LLC and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, Viant LLC or any of their respective subsidiaries and (D) to the Company’s and Viant LLC’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company, Viant LLC or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi) Accounting Controls. The Company, Viant LLC and each of their respective subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations (as defined in Section 3(k) herein)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X) in the Company’s or Viant LLC’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s or Viant LLC’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s and Viant LLC’s internal control over financial reporting.

(xxvii) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is taking steps or will take reasonable steps to be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxviii) Payment of Taxes. All United States federal income tax returns of the Company, Viant LLC and their respective subsidiaries required by law to be filed have been filed or a timely extension has been requested therefor and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in accordance with GAAP. The United States federal income tax returns of the Company and Viant LLC through the fiscal year ended December 31, 2019 have been settled and no assessment in connection therewith has been made against the Company or Viant LLC. The Company, Viant LLC and their respective subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, Viant LLC and their respective subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or Viant LLC, as applicable. The charges, accruals and reserves on the books of the Company and Viant LLC in respect of any income and corporation or other tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxix) Insurance. The Company, Viant LLC and their subsidiaries have insurance against such losses and risks in such amounts as are reasonably prudent and customary in the business in which they are engaged; and none of the Company, Viant LLC or their subsidiaries, taken as a whole, has any reason to believe that they will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage, in each case in a manner that would not reasonably be expected to have a Material Adverse Effect.

(xxx) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Absence of Manipulation. Neither the Company nor any controlled affiliate of the Company has taken, nor will the Company or any such controlled affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxii) Foreign Corrupt Practices Act. None of the Company, Viant LLC, any of their respective subsidiaries or, to the knowledge of the Company or Viant LLC, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, Viant LLC or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, Viant LLC and, to the knowledge of the Company and Viant LLC, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii) Money Laundering Laws. The operations of the Company, Viant LLC and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company, Viant LLC or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or Viant LLC, threatened.

(xxxiv) OFAC. None of the Company, Viant LLC, any of their respective subsidiaries or, to the knowledge of the Company or Viant LLC, any director, officer, agent, employee, affiliate or representative of the Company, Viant LLC or any of their respective subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or Viant LLC located, organized or resident in a country or territory that is the subject of Sanctions; and the Company and Viant LLC will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxv) Sales of Reserved Securities. In connection with any offer and sale of Reserved Securities outside the United States, each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time it was filed, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Company has not offered, or caused the Representative or Merrill Lynch to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(xxxvi) Lending Relationship. The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxviii) Cybersecurity. Except in each case as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s, Viant LLC’s or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, Viant LLC and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, Viant LLC and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company, Viant LLC nor their respective subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company, Viant LLC and their respective subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company, Viant LLC and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xxxix) Marketing. Except in each case as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company, Viant LLC and each of their respective subsidiaries are in compliance with the applicable requirements of the Federal Trade Commission rules governing advertising, product promotion and other applicable provisions of federal, state, local and other U.S. laws or regulations applicable to their business as presently conducted.

(xl) No Rated Securities. Neither the Company, Viant LLC nor their respective subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(b) Officer’s Certificates. Any certificate signed by any officer of the Company, Viant LLC or any of their respective subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company, Viant LLC or each Selling Shareholder to each Underwriter as to the matters covered thereby.

(c) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and, any Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished in writing by or on behalf of each Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Shareholder Information”) each Selling Shareholder is not prompted to sell the Securities to be sold by each Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

(iii) Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by each Selling Shareholder and the consummation of the transactions contemplated herein and compliance by each Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by each Selling Shareholder or any property or assets of each Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which each Selling Shareholder is a party or by which each Selling Shareholder may be bound, or to which any of the property or assets of each Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of each Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over each Selling Shareholder or any of its properties.

(iv) Valid Title. Each Selling Shareholder has, and each Date of Delivery will have, valid title to the Securities to be sold by each Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by each Selling Shareholder or a valid security entitlement in respect of such Securities.

(v) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by each Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, each Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vi) Absence of Manipulation. Each Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the rules of the Nasdaq Global Market, state securities laws or the rules of FINRA and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered.

(viii) No Registration or Other Similar Rights. Each Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(ix) No Free Writing Prospectuses. Each Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(x) No Association with FINRA. Neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(d) Representations and Warranties by the Underwriters. Each Underwriter represents and warrants to the Company and Viant LLC as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery, and agrees with the Company and Viant LLC, as follows:

(i) It has not used and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405) which term, for purposes of this paragraph includes use of any written information furnished to the Commission by the Company and not included in the Registration Statement and any press release issued by the Company other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule B-2 or prepared pursuant to Section 3(l) below (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

(ii) It is not subject to any pending proceeding under Section 8A of the 1933 Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period in which when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 under the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as BofA in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Class A Common Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time within the 30-day period upon written notice by the Representative to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as BofA in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, 31st Floor, New York, NY 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from BofA to the Company and the Selling Shareholders.

Payment shall be made to the Company and the Selling Shareholder, as applicable, by wire transfer of immediately available funds to a bank account designated by the Company and each Selling Shareholder, against delivery to the Representative for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. BofA, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company, Viant LLC and the Selling Shareholders. Each of the Company, Viant LLC and the Selling Shareholders, jointly and severally, covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. Subject to Section 3(b), to comply with the requirements of Rule 430A, and to promptly notify the Representative, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission received in the forty (40) days following the Closing Time, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or, to the Company’s knowledge, threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities; to effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and take such steps as the Company deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, promptly file such prospectus; and to use reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, use commercially reasonable efforts to promptly obtain the lifting thereof.

(b) Continued Compliance with Securities Laws. To comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus; if at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure

Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, to promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object; and to furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(c) Delivery of Registration Statements. To the extent requested, to furnish or deliver to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. To furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. If required by applicable law, to use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably designate in advance and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company and Viant LLC shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. To timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. To use the net proceeds received from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. To use its reasonable best efforts to effect and maintain the listing of the Class A Common Stock (including the Securities) on the Nasdaq Global Market.

(i) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company and Viant LLC will not, without the prior written consent of BofA, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or units of Viant LLC or any securities convertible into or exercisable or exchangeable for Common Stock or units of Viant LLC or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or units of Viant LLC, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, units of Viant LLC or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or the transfer or redemption of Viant LLC securities pursuant to the Reorganization, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock, restricted stock units covering shares of Common Stock or other equity incentive awards granted pursuant to existing employee benefit plans or other equity incentive plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing by the Company of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (F) the issuance of up to 10% of the total outstanding shares of Common Stock of the Company in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with, or another commercial relationship or strategic alliance with, another entity; provided that each recipient of any shares of common stock pledged, issued or sold pursuant to clause (F) during the 180-day restricted period provided for in this Section 3(i) executes and delivers to the Representative prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as the lock-up agreements described in Exhibit A hereof for the remainder of such 180-day restricted period to the extent such recipient did not previously enter into such an agreement with the Representative.

(j) Press Release for Release or Waiver. If BofA, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 5(i) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(k) Reporting Requirements. To file, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”). Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(l) Issuer Free Writing Prospectuses. To not, unless it obtains the prior written consent of the Representative, which shall not be unreasonably conditioned, withheld or delayed, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. Each of the Company and the Selling Shareholders represent that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Certification Regarding Beneficial Owners. The Company and each Selling Shareholder will deliver to the Representative, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company and each Selling Shareholder undertakes to provide such additional supporting documentation as the Representative may reasonably request in connection with the verification of the foregoing certification.

(n) Compliance with FINRA Rules. To ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. Merrill Lynch will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters or Merrill Lynch, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters and Merrill Lynch for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(o) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(p) Emerging Growth Company Status. To promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(i).

SECTION 4. Payment of Expenses.

(a) Expenses. The Company, Viant LLC and the Selling Shareholders will pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and Viant LLC’s counsel, accountants and other advisors, (v) subject to clause (viii) below, the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company and Viant LLC relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and Viant LLC and any such consultants, and the cost of aircraft and other transportation chartered with the Company’s prior written consent in connection with the road show, it being understood that (x) the Underwriters will pay or cause to be paid the travel and lodging expenses of their representatives and (y) that the cost of any aircraft and other transportation chartered in connection with the road show shall be paid 50% by the Company and 50% by the Underwriters, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, with such legal fees, taken together with the legal fees described in clause (v) above, not to exceed $35,000 (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) and (xi) all costs and expenses of the Underwriters and Merrill Lynch, including the fees and disbursements of counsel for the Underwriters and counsel for Merrill Lynch, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees.

(b) Expenses of the Selling Shareholders. The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company and Viant LLC shall reimburse the Underwriters (or, in the case of a termination in accordance with Section 10, solely the non-defaulting Underwriters) for all of their reasonable and documented out-of-pocket expenses actually incurred, including the reasonable and documented fees and disbursements of one counsel for the Underwriters incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, Viant LLC and the Selling Shareholders contained herein or in certificates of any officer of the Company, Viant LLC or any of their respective subsidiaries or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company, Viant LLC and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s or Viant LLC’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for Company and Viant LLC. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Company and Viant LLC, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company, Viant LLC and their respective subsidiaries and certificates of public officials.

(c) Opinion of Counsel for the Selling Shareholders. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Freshfields Bruckhaus Deringer US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representative may require. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company, Viant LLC and their respective subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company and of an executive officer of Viant LLC, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company and Viant LLC in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and Viant LLC have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(f) Certificate of Selling Shareholders. At the Closing Time, the Representative shall have received a certificate of each Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(g) Accountant’s Comfort Letter and Chief Financial Officer’s Certificate. At the time of the execution of this Agreement, the Representative shall have received (i) from Deloitte & Touche LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) from the Chief Financial Officer of the Company a certificate, dated such date, in form and substance reasonably satisfactory to the Representative.

(h) Bring-down Comfort Letter and Chief Financial Officer’s Certificate. At the Closing Time, the Representative shall have received (i) from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time and (ii) from the Chief Financial Officer of the Company a certificate, dated as of the Closing Time, in form and substance reasonably satisfactory to the Representative.

(i) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(j) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(l) No Rated Securities. Neither the Company, Viant LLC nor their respective subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(m) Reorganization. As of the Closing Time, the Reorganization shall have been completed as described in the Prospectus.

(n) Transaction Documents. As of the Closing Time:

(i) the Transaction Documents shall have been executed and delivered; and

(ii) the Amended and Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

(o) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company, Viant LLC and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, Viant LLC, any of their respective subsidiaries and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer, President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and an executive officer of Viant LLC confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company and Viant LLC. If requested by the Representative, the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company and Viant LLC, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Counsel for the Selling Shareholders. If requested by the Representative, the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Counsel for Underwriters. If requested by the Representative, the favorable opinion of Freshfields Bruckhaus Deringer US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(vi) Bring-down Comfort Letter and Chief Financial Officer’s Certificate. If requested by the Representative, (A) a letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery and (B) a certificate from the Chief Financial Officer of the Company, dated such Date of Delivery, with respect to certain financial data included in the General Disclosure Package, in form and substance reasonably satisfactory to the Representative.

(p) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and certificates as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, Viant LLC and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and Viant LLC, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and reasonable and documented expense, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company or Viant LLC in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company or Viant LLC (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and reasonable and documented expense, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company, Viant LLC and the Selling Shareholders;

(iii) against any and all reasonable and documented expense, as incurred (including the fees and disbursements of counsel chosen by BofA; provided however, that the Company shall not be liable for the expenses of more than one separate counsel in the aggregate for all Underwriters, in addition to any local counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any Marketing Materials, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to each Selling Shareholder from the sale of Securities sold by each Selling Shareholder hereunder.

(c) Indemnification of Company, Viant LLC, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, Viant LLC, their respective directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or Viant LLC within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any Marketing Materials, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability under Section 6(a) or 6(b) to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by BofA, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, Viant LLC and the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In case any such action shall be brought against any indemnified party and it shall have notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof (other than reasonable and documented costs of investigation). Without limiting the foregoing, in any such action or proceeding where the indemnifying party has notified the indemnified party of its election to assume the defense thereof, an indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; or (iii) if such counsel is acting as counsel to both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel (which may include in-house counsel), that (x) there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (y) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which an indemnified party is or could have been a party thereto and indemnification or contribution could be sought under this Section 6 or Section 7 hereof, unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable and documented out-of-pocket fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company and Viant LLC, jointly and severally, agree to indemnify and hold harmless the Underwriters, their Affiliates (including Merrill Lynch) and selling agents and each person, if any, who controls any Underwriter or Merrill Lynch within the meaning of either Section 15 of the

1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any other material prepared by or with the consent of the Company or Viant LLC for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 11:59 P.M. (New York City time) on the date of this Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

(g) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party under Section 6 in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Viant LLC and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Viant LLC and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, Viant LLC and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters (before deducting expenses), on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, Viant LLC and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, Viant LLC or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The Company, Viant LLC and the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company or Viant LLC, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, Viant LLC or the Selling Shareholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, Viant LLC and the Selling Shareholders. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, Viant LLC, the Selling Shareholders or any of their respective subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, Viant LLC or the Selling Shareholders and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representative may terminate this Agreement, by notice to the Company, Viant LLC and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, Viant LLC and the subsidiaries of the Company or Viant LLC, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global

Market has been suspended or materially limited (other than limitations on hours of trading), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter or the Company except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 and except that the provisions of Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall not terminate and shall remain in effect. Notwithstanding the foregoing, nothing herein shall relieve a defaulting Underwriter from liability for its default.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); notices to the Company, Viant LLC or the Selling Shareholders shall be directed to it at 2722 Michelson Drive, Suite 100, Irvine, CA 92612, attention of General Counsel.

SECTION 12. No Advisory or Fiduciary Relationship. The Company, Viant LLC and the Selling Shareholders acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, Viant LLC and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, Viant LLC, any of their respective subsidiaries or the Selling Shareholders, or their respective stockholders, unitholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, Viant LLC or the Selling Shareholders with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, Viant LLC, the Selling Shareholders or any of their respective subsidiaries on other matters) and no Underwriter has any obligation to the Company, Viant LLC or the Selling Shareholders with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, Viant LLC, and the Selling Shareholders (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Company, Viant LLC and the Selling Shareholders have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent each deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company, Viant LLC and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company, Viant LLC and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company, Viant LLC and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company, Viant LLC (on their behalf and, to the extent permitted by applicable law, on behalf of their respective stockholders, unitholders and affiliates), the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, Viant LLC and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, Viant LLC and the Selling Shareholders in accordance with its terms.

Very truly yours,

VIANT TECHNOLOGY INC.

By
Title:

VIANT TECHNOLOGY LLC

By
Title:

Tim Vanderhook

By:

Chris Vanderhook

By:

Four Brothers 2 LLC

By:
Title:

Viant Technology Equity Plan LLC

By:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $[●].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[●], being an amount equal to the initial public offering price set forth above less $[•] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
BofA Securities, Inc.
UBS Securities LLC
Canaccord Genuity LLC
JMP Securities LLC
Needham & Company, LLC
Raymond James & Associates, Inc.

Total	[●]

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Tim Vanderhook	—	[●]
Chris Vanderhook	—	[●]
Four Brothers 2 LLC	—	[●]
Viant Technology Equity Plan LLC	—	[●]
Total	—	[●]

Sch C - 1

SCHEDULE B-1

Pricing Terms

1. The Company is selling [●] shares of Class A Common Stock.

2. The Selling Shareholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Class A Common Stock.

3. The initial public offering price per share for the Securities shall be $[●].

SCHEDULE B-2

Free Writing Prospectuses

[●]

SCHEDULE B-3

Testing-the-Waters Communications

[●]

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Tim Vanderhook

Chris Vanderhook

Larry Madden

Four Brothers 2 LLC

Viant Technology Equity Plan LLC

Sch C - 1

Exhibit A

Form of Lock-Up Agreement

, 2020

BofA Securities, Inc.

as Representative of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by Viant Technology Inc.

Dear Sirs and Madams:

The undersigned is, will become or has a right to become an equity holder, officer or director of Viant Technology Inc., a Delaware corporation (the “Company”), formed to hold a portion of the units of Viant Technology LLC (“Viant LLC”), and understands that BofA Securities, Inc. (“BofA”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the initial public offering of shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”). The undersigned further understands that, prior to the consummation of the offering, the Company will be authorized to issue, in addition to the Class A Common Stock, shares of its Class B Common Stock (the “Class B Common Stock” and, collectively with the Class A Common Stock, the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of BofA, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or units of Viant LLC or any securities convertible into or exercisable or exchangeable for Common Stock or units of Viant LLC, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock, units of Viant LLC or other securities, in cash or otherwise. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (1) BofA agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock, BofA will notify the Company of the impending release or waiver, and (2) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by BofA hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer (such agreement, a “Travelling Lockup”).

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of BofA, provided that, except in the case of clause (x) below, (1) such securities or any securities received in connection with any of the transactions described below remain subject to the terms of this lock-up agreement or BofA receives a signed Travelling Lockup from each donee, trustee, distributee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in the case of clauses (v) – (ix) in which case any such filing shall clearly indicate in the footnote thereto the circumstances of the particular transfer, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts or charitable contribution; or

(ii)

to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or to a member of the undersigned’s immediate family (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or in the case of a trust, to any beneficiaries of the trust or to the estate of such trust; or

(iii)	as a distribution to limited partners, partners, members, stockholders, or other equityholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)

the exchange of any units of Viant LLC (or securities convertible into or exercisable or exchangeable for units of Viant LLC) and a corresponding number of shares of Class B Common Stock into or for shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for Class A Common Stock) pursuant to the operating agreement of Viant LLC or other agreements as described in the Prospectus; ;

(vi)	the transfer, conversion, reclassification, redemption or exchange of any securities pursuant to the reorganization transactions described in the Prospectus;

(vii)	by will, other testamentary document or intestate succession upon the death of the undersigned or for bona fide estate planning purposes;

2

(viii)

by operation of law, such as pursuant to an order of a court or regulatory agency (for purposes of this lock-up agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body or any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction) or pursuant to a qualified domestic order or in connection with a divorce settlement;

(ix)

to the Company upon exercise of any right in respect of any equity award granted under any incentive plan of the Company described in the final prospectus relating to the offering, including the surrender of shares of Common Stock to the Company in “net” or “cashless” exercise of any equity award;

(x)

to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction made to all holders of Common Stock and involving a change of control of the Company and approved by the Company’s board of directors, provided, that (i) in the event that such change of control is not completed, the undersigned’s Lock-Up Securities shall remain subject to the restrictions contained herein, and (ii) any shares of Common Stock not transferred in such merger, consolidation, tender offer or similar transaction shall remain subject to the restrictions contained herein. “Change of control” shall mean the transfer (whether by tender offer, merger, consolation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity); or

(xi)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vii) or (viii) above.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this lock-up agreement. This lock-up agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

3

Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the Company advises the Representative in writing, that it has determined not to proceed with the offering, provided that the Underwriting Agreement has not been executed and delivered by the time the Company advises the Representative of the foregoing (ii) the Company files an application to withdraw the registration statement related to the offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of Class A Common Stock to be sold thereunder, or (iv) June 30, 2021, in the event that the Underwriting Agreement has not been executed and delivered by such date.

4

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)
Address:		Address:

E-mail:		E-mail:

B-1

Exhibit C

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(j)

Viant Technology Inc.

[Date]

Viant Technology Inc. (the “Company”) announced today that BofA Securities, the lead book-running manager in the Company’s recent public sale of [●] shares of Class A common stock, is [waiving] [releasing] a lock-up restriction with respect to                shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                ,                20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

C-1